                                                                    Exhibit 10.2

                                    AMENDMENT

            AMENDMENT, dated as of April 29, 1998 (this "Amendment"), to the Stock and Asset Purchase Agreement dated as of March 10, 1998 (as amended, supplemented or otherwise modified, the "Purchase Agreement"), by and among Hanson Funding (G) Limited, a limited company organized under the laws of England and Wales, Deutsche Grove Corporation, a Delaware corporation, Hanson America Holdings (4) Limited, a limited company organized under the laws of England and Wales, Grove France SA, a societe anonyme organized under the laws of France, Kidde Industries, Inc., a Delaware corporation, Hanson Finance PLC, a public limited company organized under the laws of England and Wales, and Grove Worldwide LLC, a Delaware limited liability company.

                              W I T N E S S E T H:

            WHEREAS, the Sellers and the Purchaser are parties to the Purchase Agreement; and

            WHEREAS, the Sellers and Purchaser desire to amend the Purchase Agreement, subject to the conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Sellers and the Purchaser hereby agree as follows:

            1. Defined Terms. Unless otherwise defined herein, terms defined in the Purchase Agreement shall have such meanings when used herein.

            2. Amendment of Section 2.1 (Purchase and Sale of the Grove Operations). Section 2.1 of the Purchase Agreement is hereby amended as follows: the amount "$605,000,000" is hereby deleted and replaced with the amount "$583,000,000." For purposes of the Purchase Agreement, this $22,000,000 reduction in the Purchase Price shall be treated as an adjustment to the amount of Purchase Price allocated to the Specified Grove Assets pursuant to Section
2.8 of the Purchase Agreement with the effect set forth in Section 2.8(j) thereof.

            3. Amendment of Section 6.2(h) (Liquidity). Section 6.2(h) of the Purchase Agreement is hereby amended as follows: the amount "$28,524,000" in clause (x) thereof is hereby deleted and replaced with the amount "$6,524,000."

            4. Amendment of Section 9.3 (Assignment). Section 9.3 is hereby amended as follows: the phrase "to any wholly-owned Subsidiary" is hereby deleted and replaced with the phrase "to any direct or indirect wholly-owned Subsidiary (without giving effect to foreign statutory share ownership or similar requirements)."

            5. Amendment to Section 2.2 of the Disclosure Schedule. Section 2.2 of the Disclosure Schedule is hereby amended as follows: the amount "442,499,000" of purchase price allocated to the Specified Grove Assets is hereby deleted and replaced with the amount "420,499,000." The amount "605,000,000" in the first paragraph under "Specified Grove Assets" is hereby deleted and replaced with the amount "583,000,000."

            6. Amendment to Section 2.5 of the Disclosure Schedule. Section 2.5 of the Disclosure Schedule is hereby amended as follows: in the sixth entry, at the end of the second line, after the words "the HSBC Letter," there shall be added the phrase: "as the same are more particularly identified in the second paragraph on page 2 of the HSBC Agency Agreement, and".

            7. Amendment to Section 1.1(a) of the Disclosure Schedule. Section 1.1(a) of the Disclosure Schedule is hereby amended as follows: as an additional adjustment under the heading "Adjustments to Be Made Only to The Closing Balance Sheet," there shall be added:

                  "The Closing Balance Sheet will reflect the receipt of U.S.
            $3.5 million by Grove France SA representing the proceeds from the sale of Delta Manlift SAS, the repayment by Grove France SA to Grove Europe Limited of the sum of (pound)2,097,441 (being $3,500,000 at $1.6687 to (pound)1) or if a lesser amount, the remaining balance of the debt due from Grove France SA to Grove Europe Limited, and any net cash retained by Grove France SA as a consequence of such transactions as if such transactions had taken place on the Determination Date and not on the Closing Date."

            8. Amendment of Section 5.6 (Benefit Plans). Section 5.6 of the Purchase Agreement is hereby amended to add the following subsection:

                  "(d) Additional Contributions. Sellers (for themselves and for
            Hanson) and Purchaser hereby agree that each of them will contribute $2.25 million to Grove's hourly pension plan within five (5) Business Days of the Closing Date. The cost of the Sellers' contribution will be borne by them and will not be indirectly passed on to increase the Purchase Price (as an adjustment to the Closing Balance Sheet or otherwise). Similarly, the cost of Purchaser's contribution will be borne by Purchaser and will not be used to decrease the Purchase Price (as an adjustment to the Closing Balance Sheet or otherwise)."

            9. Amendment to Section 7.3(a)(viii) (Indemnification by Sellers).
Section 7.3(a)(viii) of the Purchase Agreement is hereby amended as follows: after the words "Inactive Companies," insert the phrase ", other than those that constitute Assumed Liabilities."

            10. Amendment to Section 2.6 (Assumed Liabilities). Section 2.6 of the Purchase Agreement is hereby amended by inserting the following sentence after the first sentence thereof:

            "For the avoidance of doubt, the parties agree that the term "Assumed Liabilities" shall include all of the obligations and liabilities of Kidde related to the Grove Operations that were transferred to or assumed or performed by Kidde, any Specified Grove Corporation or any predecessor in interest pursuant to the resolutions, instruments and other arrangements set forth in Annexes A and B hereto."

            11. Amendment to Section 2.3 (Sale and Purchase of Stock) Regarding Grove Manlift Pty. Ltd. ("Manlift"). Notwithstanding anything to the contrary contained in Section 2.3 or elsewhere in the Agreement, the Agreement shall not constitute the sale, assignment, transfer, conveyance or delivery of the Shares of Manlift until the expiration of all required waiting periods and/or receipt of all necessary approvals under the Competition Laws of Australia (the "Australian Closing Date"). Paul, Weiss, Rifkind, Wharton & Garrison shall hold the Shares of Manlift and the applicable portion of the Purchase Price ($1,000) in escrow until the Australian Closing Date, at which time it may deliver the Shares of Manlift to Purchaser and the $1,000 in cash to Hanson America without any further action of the parties. During the period from the Closing until the Australian Closing Date, the parties shall cooperate with each other in any reasonable and lawful arrangements, at Purchaser's expense, to provide Purchaser the economic benefits and liabilities of ownership of the Shares of Manlift under Purchaser. Purchaser shall indemnify Sellers against any liabilities arising from the operation of Manlift pursuant to such arrangements prior to the Australian Closing Date (except to the extent Purchaser would have been entitled to indemnification relating to Manlift under Article VII had the Australian Closing Date occurred).

            12. Amendment to Section 1.1(f) of the Disclosure Schedule. Section 1.1(f) of the Disclosure Schedule is hereby amended by deleting number 11, entitled: "Software License Agreement dated June 30, 1997, between Grove NA (f/k/a Grove Manufacturing Company) and Cincom Systems, Inc."

            13. Continuing Effect of Purchase Agreement. This Amendment shall not constitute a waiver, amendment or modification of any other provision of the Purchase Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Sellers that would require a waiver or consent of the Purchaser. Except as expressly amended or modified herein, the provisions of the Purchase Agreement are and shall remain in full force and effect.

            14. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Amendment (or its signature page thereof) shall be deemed to be an executed original thereof.

            15. Effectiveness. This Amendment shall be effective upon receipt by the Purchaser of counterparts hereof, duly executed and delivered by the Sellers.

            16. Governing Law. This Amendment shall be governed by, and interpreted and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                          HANSON FUNDING (G) LIMITED


                                          By: /s/ Graham Dransfield
                                            ------------------------
                                            Name:  Graham Dransfield
                                            Title: Director

                                          DEUTSCHE GROVE CORPORATION


                                          By: /s/ Robert C. Stift
                                            ------------------------
                                            Name:  Robert C. Stift
                                            Title: Director

                                          HANSON AMERICA HOLDINGS (4) LIMITED


                                          By: /s/ Graham Dransfield
                                            ------------------------
                                            Name:  Graham Dransfield
                                            Title: Director

                                          GROVE FRANCE SA


                                          By: /s/ Robert C. Stift
                                            ------------------------
                                            Name:  Robert C. Stift
                                            Title: Director

                                           KIDDE INDUSTRIES, INC.


                                          By: /s/ Robert C. Stift
                                            ------------------------
                                            Name:  Robert C. Stift
                                            Title: Director

                                          HANSON FINANCE PLC


                                          By: /s/ Graham Dransfield
                                            ------------------------
                                            Name:  Graham Dransfield
                                            Title: Director

                                          GROVE WORLDWIDE LLC


                                          By: /s/ Salvatore J. Bonanno
                                            --------------------------
                                            Name:  Salvatore J. Bonanno
                                            Title: Chief Executive Officer

                                                                  April 29, 1998

                                     ANNEX A

        1.     5/19/48  Grove Manufacturing Company is incorporated in
                        Pennsylvania ("GMC1").

        2.     9/18/67  Board of Directors of GMC1 meet and resolve that the
                        August 25, 1967 Agreement and Plan of Reorganization between Walter Kidde & Company, Inc. (("WKC") and GMC1 is adopted and approved, such Agreement and Plan providing for (a) the sale by GMC1, and the purchase by WKC or a wholly owned subsidiary of WKC, of substantially all of the assets of GMC1 in exchange for the shares of Series Accumulative Preference Shares and Common Shares of WKC, (b) the assumption by WKC or by a subsidiary of WKC and guaranteed by WKC, of substantially all the liabilities and obligations of GMC1 existing at the time of closing, (c) the disillusion of GMC1 and the distribution to its shareholders of various WKC shares, and (d) the amendment of the Articles of Incorporation of the GMC1 in order to change its name to GMC Liquidating Corporation.

        3.   9/29/67    August 25, 1967 Agreement and Plan of Reorganization
                        between WKC and GMC1 is approved by the shareholders of GMC1 at its annual meeting.

        4.   11/09/67   A second "Grove Manufacturing Company" is incorporated
                        in Pennsylvania ("GMC2") as a wholly owned subsidiary of WKC.

        5.   11/17/67   Assignment, Bill of Sale, Assumption and Guarantee,
                        dated November 17, 1967, are entered into between GMC1, WKC, and GMC2 whereby, among other things, (a) GMC1 sells and transfers substantially all of its assets to GMC2 and (b) GMC2 assumes substantially all of the liabilities of GMC1.

        6.   11/17/67   GMC1 changes its name to GMC Liquidating Corporation.

        7.   5/26/69    Articles of Dissolution are approved and filed in the
                        Pennsylvania Department of State for the dissolution of GMC Liquidating Corporation.

        8.   10/01/71   Joint meeting between the Board of Directors of GMC2 and
                        WKC (GMC2's sole shareholder) is held at which meeting the Board of Directors of GMC2 resolve that GMC2 should be liquidated with its net assets distributed to Walter
                        Kidde & Company, Inc.

        9.   10/01/71   Meeting of Executive Committee of the Board of Directors
                        of WKC is held at which WKC, the sole shareholder of GMC2, is authorized to vote its GMC2 shares in favor of the complete liquidation of GMC2. Further, it is resolved

        Page 2                                                    April 29, 1998

                        that WKC is authorized to assume and unconditionally pay and discharge all the liabilities and obligations of GMC2.

        10.  10/01/71   WKC and GMC2 enter into (a) an Agreement and Plan of
                        Liquidation for the liquidation of GMC2 and (b) a Bill of Sale and Assignment Transferring All Assets to Walter
                        Kidde & Company, Inc. transferring GMC2's assets to WKC.

        11.  4/16/80    WKC changes its name to Kidde, Inc.

        12.  3/31/88    Pursuant to its plan of liquidation and dissolution,
                        Kidde, Inc. merges with and into Bloom-1 Inc. which assumes the liabilities of Kidde, Inc. Bloom-1 Inc. is the surviving corporation and thereafter changes its name to Kidde, Inc.

        13.  3/31/88    Pursuant to its plan of liquidation and dissolution,
                        Kidde, Inc. (formerly Bloom-1 Inc.) merges with and into
                        HIMP-2 Inc. which assumes all the liabilities of Kidde, Inc. HIMP-2 Inc. is the surviving corporation and thereafter changes its name to Kidde, Inc.

        14.  4/02/88    By Memorandum of Distribution and Liquidation, all of
                        the assets and liabilities of the Grove Manufacturing
                        Company division of Kidde, Inc. are distributed and assigned to HKID-45 Inc.

        15.  4/04/88    Pursuant to its plan of liquidation and dissolution,
                        Kidde, Inc. (formerly HIMP-2 Inc.) merges with and into HKID-45 Inc. which assumes all the liabilities of Kidde, Inc. HKID-45 Inc. is the surviving corporation and thereafter changes its name to Kidde Industries, Inc. As a result, Kidde Industries, Inc. then includes as one of its divisions Grove Manufacturing Company.

       16.   2/02/90    The divisional name of Grove Manufacturing Company is
                        redesignated as Grove North America, Division of Kidde
                        Industries, Inc.

                                                                         ANNEX B

                           ASSIGNMENT OF INTERNATIONAL
                    DISTRIBUTOR SALES AND SERVICE AGREEMENTS

         THIS ASSIGNMENT OF INTERNATIONAL DISTRIBUTOR SALES AND SERVICE AGREEMENTS is being made as of this 29th day of April 1998 among Grove International Corporation, a Delaware corporation having its principal place of business at 1565 Buchanan Trail East, Shady Grove, Pennsylvania 17256 (the "Assignor"), and Grove North America, Division of Kidde Industries, Inc., a Delaware corporation having its principal place of business at 1565 Buchanan Trail East, Shady Grove, Pennsylvania 17256 (and "Assignee"), and Grove Europe Limited, a limited company organized under the laws of England and Wales having its principal office at Crown Works, Pallion, Sunderland SR4 6TT, United Kingdom (an "Assignee"), with Kidde Industries, Inc. and Grove Europe Limited collectively referred to as "Assignees").

                               W I T N E S S E T H

Recitals.

      A. Assignor has entered into International Distributor Sales and Service Agreements and related distributor documentation (collectively, "Distributor Agreements") with various entities which have been or are distributors of Grove Worldwide crane and aerial work platform products and parts.

      B. The Assignees have administered and continue to administer the Distributor Agreements with each Assignee specifically having administered and administering those Distributor Agreements covering geographical areas within each Assignee's geographical area of responsibility.

      C. Assignor desires to assign to Assignees, and Assignees desire to accept an assignment from Assignor of, all rights, title, and interest of the Assignor to, and all liabilities and obligations of the Assignor under the Distributor Agreements.

         NOW, THEREFORE, in consideration of the foregoing, and the mutual promises, covenants, and conditions hereinafter contained, the parties hereto agree as follows:

      1. Assignment. Assignor does hereby sell, and transfer unto each respective Assignee all of Assignor's right, title and interest in, to and under the Distributor Agreements.

      2. Assumption by Assignees. The Assignees hereby jointly and severally assume and agree to perform all of the terms, covenants, and conditions which are to be carried out and performed by "Grove" (as that term is defined in the Distributor Agreements) under the Distributor Agreements which are transferred to each of the respective Assignees and to defend, hold harmless and indemnify the Assignor (including but not limited to its employees, agents, officers, directors, successors and assigns) from and against any and all claims, demands, actions, losses, and costs and expenses (including, but not limited to, attorneys' fees) arising out of or pertaining in any way to the Distributor Agreements upon and after the date of this Assignment.

      3. Indemnification. The Assignees hereby agree jointly and severally to defend, hold harmless, indemnify and release the Assignor (including, but not limited to, its employees, agents, officers, directors, successors, and assigns) from and against any and all claims, demands, actions, losses, and costs and expenses (including, but not limited to, attorneys' fees) arising out of or pertaining in any way to the Distributor Agreements prior to the date of this Assignment but only to the same extent Purchaser would be obligated to indemnify Sellers for an Assumed Liability under, and as such terms are defined in, the Stock and Asset Purchase Agreement dated as of March 10, 1998, as amended, among Hanson Funding (G) Limited, a limited company organized under the Laws of England and Wales, Deutsche Grove Corporation, a Delaware corporation, Hanson America Holdings (4) Limited, a limited company organized under the laws of England and Wales, Grove France SA, a societe anonyme organized under the laws of France, Kidde Industries, Inc., a Delaware corporation, Hanson Finance PLC, a public limited company organized under the laws of England and Wales, and Grove Worldwide LLC, a Delaware limited liability company.

      4. Successors. This Assignment shall be binding upon and shall inure to the benefit of the Assignor and the Assignees and their respective successors and assigns.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed by their duly authorized officers as of the day and year first written above.


                                   ASSIGNEE
                                   Grove North America,
                                   Division of Kidde Industries, Inc.

                                   By: /s/ Keith R. Simmons
                                       -----------------------------------
                                   Name: Keith R. Simmons
                                         ---------------------------------
                                   Title: Vice President
                                          --------------------------------


                                   ASSIGNEE
                                   Grove Europe Limited

                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________


                                   ASSIGNOR
                                   Grove International Corporation

                                   By: /s/ Keith R. Simmons
                                       -----------------------------------
                                   Name: Keith R. Simmons
                                         ---------------------------------
                                   Title: Vice President
                                          --------------------------------

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed by their duly authorized officers as of the day and year first written above.


                                   ASSIGNEE
                                   Grove North America,
                                   Division of Kidde Industries, Inc.

                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________


                                   ASSIGNEE
                                   Grove Europe Limited

                                   By: /s/ G. Fred Heidinger
                                       -----------------------------------
                                   Name: G. Fred Heidinger
                                         ---------------------------------
                                   Title: Director
                                          --------------------------------


                                   ASSIGNOR
                                   Grove International Corporation

                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________


                                        3